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                                                                    EXHIBIT 23.2




                             Accountant's Consent


The Board of Directors
The Guarantee Life Companies Inc.:


We consent to the use of our reports and schedules incorporated herein by reference, and to the reference to our firm under the headings "Experts" and "Independent Public Accountants."



/s/ KPMG LLP



Omaha, Nebraska
November 22, 1999